Exhibit 12.3

CERTIFICATION PURSUANT TO EXCHANGE ACT RULE 13a-14(a) or 15d-14(a)

I, Joseph E. Payne, certify that:

1. I have reviewed this Amendment No. 1 to the annual report on Form 20-F of Arcturus Therapeutics Ltd.; and

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: July 10, 2018

/s/ Joseph E. Payne
Joseph E. Payne
President and Chief Executive Officer (principal executive officer)